THE STATE OF TEXAS
                SECRETARY OF STATE


              Certificate of Merger
         Budget Opticals of America, Inc.

     The undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached articles of merger of

                   Eyemaq, Inc.
               a Texas corporation


                       with


         Budget Opticals of America, Inc.
               a Texas corporation

have been received in this office and are found to conform to law.

     Accordingly, the undersigned, as such Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Merger.

Dated Dec. 31, 1997

Effective Dec. 31, 1997


                         /s/ ALBERTO R. GONZALES
                         Alberto R. Gonzales, Secretary of State

[file-stamped as follows: FILED in the Office of the Secretary of State of Texas, Dec 31, 1997, Corporations Section]

                ARTICLES OF MERGER
             OF DOMESTIC CORPORATIONS

     Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned domestic corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

     1. The Plan of Merger attached hereto, and the performance of its terms, were duly authorized and approved by the boards of directors and the shareholders of each of the undersigned corporations in the manner prescribed by the Texas Business Corporation Act and the Plan's constituent documents, which authorizations, approvals and documents constitute all action required by the laws of the State of Texas.

     2. As to each of the undersigned corporations, the number of shares outstanding are as follows:

                    Number of
Name of             Shares
Corporation         Outstanding         Description of Shares
____________________________________________________________

Eyemaq, Inc.        500,000             Common

Budget Opticals
 of America, Inc.   500,000             Common

     Neither corporation has shares outstanding which are entitled to vote as a class on such Plan.

     3. As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, are as follows:

                        Number of Shares
                    ---------------------------
                    Total          Total
Name of             Voted          Voted
Corporation         For            Against
_______________________________________________

Eyemaq, Inc.        500,000        -0-

Budget Opticals
 of America, Inc.   500,000        -0-

     Neither corporation has shares outstanding which are either entitled to or did as a class for or against such Plan.

Dated August 22, 1997         EYEMAQ, INC.

                              By: /s/ GEORGE E. ORM III
                              George E. Orm, III, O.D.
                              Chairman of the Board

                              BUDGET OPTICALS OF AMERICA, INC.

                              By: /s/ JAMES C. MELLON
                              James C. Mellon
                              Its President

STATE OF TEXAS      )

COUNTY OF DALLAS    )

     Before me, a notary public, on this day personally appeared GEORGE E. ORM III, O.D., known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my and seal of office this 22nd day of August, A.D., 1997.

                              /s/ KATHY CRABB
                              (printed or stamped name)
                              Notary Public, State of
Texas
(Notarial Seal)
                              My commission expires:
                              8-1, 2000


STATE OF TEXAS      )

COUNTY OF DALLAS    )

     Before me, a notary public, on this day personally appeared
JAMES C. MELLON, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my and seal of office this 22nd day of August, A.D., 1997.

                              /s/ KATHY CRABB
                              (printed or stamped name)
                              Notary Public, State of
Texas
(Notarial Seal)
                              My commission expires:
                              8-1, 2000

       PLAN AND AGREEMENT OF REORGANIZATION

                  BY MERGER OF

                   EYEMAQ, INC.

                  WITH AND INTO

         BUDGET OPTICALS OF AMERICA, INC.

                UNDER THE NAME OF

         BUDGET OPTICALS OF AMERICA, INC.

     EYEMAQ, INC., a Texas corporation (the "Company"), and
BUDGET OPTICALS OF AMERICA, INC., a Texas corporation
("Budget Opticals"), agree as follows:


                    ARTICLE l

              PLAN OF REORGANIZATION

     1.01 A plan of reorganization of the Company and Budget
Opticals, pursuant to the provisions of Articles 5.01 through 5.13 of the Texas Business Corporation Act and Section 368(a)(1)(A) of the
Internal Revenue Code, is adopted as follows:

          (1) The Company shall be merged with and into Budget
     Opticals, to exist and be governed by the laws of the State of Texas.

          (2) The name of the Surviving Corporation shall be Budget Opticals of America, Inc.

          (3) When this agreement shall become effective, the separate existence of the Company shall cease and the Surviving Corporation, Budget Opticals, shall succeed, without other transfer, to all the rights and properties of the Company and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent corporation shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the merger.

          (4) The Surviving Corporation will carry on business with the assets of the Company, as well as with the assets of Budget Opticals.

          (5) Eyemakers, Inc., a Nevada corporation with its principal place of business located at 4100 McEwen, Suite 160, Dallas, Texas 75244 ("Eyemakers"), in its capacity as the sole shareholder of the Company, will surrender for cancellation all of its shares in the Company in the manner hereinafter set forth.

          (6) In exchange for consideration to be provided by Eyemakers to the shareholders of Budget Opticals (the "Budget Opticals Shareholders") and for the shares of the Company surrendered for cancellation by Eyemakers, the Budget Opticals Shareholders will transfer to Eyemakers, on the basis hereinafter set forth, all of the issued and outstanding shares of the common stock of Budget Opticals.

     1.02 The effective date of the merger, hereinafter referred to as the "Effective Date", shall be the date on which the certificate of merger is issued by the Secretary of State of Texas.

                    ARTICLE 2

          REPRESENTATIONS AND WARRANTIES
           OF CONSTITUENT CORPORATIONS

     2.01 As a material inducement to the Surviving Corporation to execute this Agreement and perform its obligations hereunder, the Company represents and warrants to the Surviving Corporation as follows:

          (1) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power and authority to own property and carry on its business as it is now being conducted. The Company is not required to be qualified as a foreign corporation to transact business in any other jurisdiction.

          (2) The Company has an authorized capitalization of Five Hundred Thousand (500,000) shares of common stock, no par value per share, of which on the date hereof, Five Hundred Thousand (500,000) shares are validly issued and outstanding, fully paid, and nonassessable.

          (3) All required federal, state, and local tax returns of the Company have been accurately prepared and duly and timely filed, and all federal, state, and local taxes required to be paid with respect to the periods covered by such returns, have been paid. The Company has not been delinquent in the payment of any tax, assessment, or governmental charge. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. Neither the Company's federal income tax returns nor state franchise tax returns have ever been audited by governmental authorities.

          (4) The books of account, minute books, stock certificate books and stock transfer ledgers of the Company are complete and correct, and there have been no transactions involving the business of the Company which properly should have been set forth in said respective books, other than those set forth therein.

     2.02 As a material inducement to the Company to execute this Agreement and perform its obligations hereunder, Budget Opticals represents and warrants to the Company as follows:

          (1) Budget Opticals is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, with corporate power and authority to own property and carry on its business as it is now being conducted. Budget Opticals is not required to be qualified as a foreign corporation to transact business in any other jurisdiction.

          (2) Budget Opticals has an authorized capitalization of Five Hundred Thousand (500,000) shares of common stock, no par value par value each. As of the date of this Agreement, Five Hundred Thousand (500,000) shares of the common stock are validly issued and outstanding, fully paid, and nonassessable.

                    ARTICLE 3

       COVENANTS, ACTIONS, AND OBLIGATIONS
           PRIOR TO THE EFFECTIVE DATE

     3.01 (1) Except as limited by-Subparagraph (2) of this Paragraph 3.01, pending consummation of the merger, each of the constituent corporations will carry on its business in substantially the same manner as heretofore and will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and others having business relationships with it.

          (2) Except with the prior consent in writing of Eyemakers, pending consummation of the merger, Budget
     Opticals shall not:

               (a) Declare or pay any dividend or make any other distribution on its shares.

               (b) Create or issue any indebtedness for borrowed money.

               (c) Enter into any transaction other than those involved in carrying on its business in the ordinary course of business.

     3.02 This Agreement shall be submitted separately to the shareholders of the constituent corporations in the manner provided by the laws of the State of Texas for approval.

     3.03 Except as may be expressly waived in writing by Budget
Opticals, all of the obligations of the Company are subject to the satisfaction, prior to or on the Effective Date, of each of the following conditions:

          (1) The representations and warranties made by the Company to Budget Opticals in Article 2 hereof shall be deemed to have been made again on the Effective Date and shall then be true and correct in all material respects, and Budget Opticals shall not have discovered any material error, misstatement, or omission therein.

          (2) The Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

          (3) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

     3.04 Except as may be waived in writing by the Company, all of the obligations of Budget Opticals hereunder are subject to fulfillment, prior to or at the Effective Date, of each of the following conditions:

          (1) The representations and warranties of Budget Opticals in this Agreement and in any document delivered pursuant hereto shall be deemed to have been made again on the Effective Date and shall then be true and correct, and Budget Opticals shall not have discovered any material error, misstatement, or omission therein.

          (2) Budget Opticals shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or on the Effective Date.

          (3) No action or proceeding by any governmental body or agency shall have be.en threatened, asserted or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                    ARTICLE 4

      MANNER AND BASIS OF CONVERTING SHARES

     4.01 On the Effective Date, Eyemakers, in its capacity as the sole shareholder of the shares of the common stock of the Company, shall surrender its shares of the Company to the Company's Secretary in exchange for shares of Budget Opticals to which Eyamakers is entitled.

     4.02 Eyemakers shall be entitled to receive all of the issued and outstanding shares of common stock of Budget Opticals, no par value per share, in exchange for:

          (i) Fifty Thousand Dollars ($50,000.00) to be transferred to the Budget Opticals Shareholders by wire transfer to accounts to be designated by the Budget Opticals Shareholders to Eyemakers not less than Twenty-Four (24) hours prior to the Closing Date; and

          (ii) Six Hundred Thousand (600,000) shares of
     Eyemakers' nonvoting Class B Preferred Stock to the Budget Opticals Shareholders, having a par value $0.001 per share, bearing a dividend rate of Five Percent (5%) per annum, being convertible by the holders thereof into shares of Eyemakers' common stock, $0.001 par value per share (the "Eyemakers
     Common Stock"), at a conversion rate of $4.25 per share, and being subject to redemption by Eyemakers at any time during the two-year period commencing on the date of their issuance at a redemption price of $4.25 per share (the "Class B Preferred").

          (iii) Eyemakers hereby grants to each shareholder of Budget Opticals the option, exercisable at any time after the expiration of Two (2) years from the date of issuance thereof, to cause Eyemakers to acquire any or all shares of Class B Preferred held by them at a price equal to the par value of such shares, or $7.50 per share.

          Neither the Class B Preferred nor the Eyemakers
     Common Stock to be issued upon conversion of the Class B Preferred by the Budget Opticals Shareholders will be registered with either the Securities and Exchange Commission ("SEC") or any regulatory authority of any state. The Class B Preferred Stock, the Class C Preferred and the Common Stock could thus be sold by the Budget Opticals Shareholders only pursuant to a subsequent registration statement filed by Eyemakers with the SEC or pursuant to applicable exemption from registration. The Class B Preferred and the Eyemakers Common Stock would therefore be "Restricted Securities," as such term in defined in Rule 144 as promulgated by the SEC.

     4.03 The presently outstanding Five Hundred Thousand
(500,000) shares of common stock of Budget Opticals, each of no par value, shall remain outstanding as the common stock of the Surviving Corporation and shall after the Effective Date be owned by Eyemakers.

                    ARTICLE 5

              DIRECTORS AND OFFICERS

     5.01 (1) The present Board of Directors of Budget Opticals shall continue to serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

          (2) If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date of the merger, such vacancy may be filled by the Board of Directors as provided in the bylaws of the Surviving Corporation.

          (3) All persons who at the Effective Date of the merger shall be executive or administrative officers of Budget Opticals, shall remain as officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine. The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may determine.

                   ARTICLE SIX

     6.01 The Articles of Incorporation of Budget Opticals, as existing on the Effective Date of the merger, shall continue in full force as the Articles of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

                    ARTICLE 7

                      BYLAWS

     7.01 The Bylaws of the Budget Opticals, as existing on the Effective Date of the merger, shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

                    ARTICLE 8

        NATURE AND SURVIVAL OF WARRANTIES

     8.01 All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of the Company, Budget Opticals or the shareholders of either pursuant to this Agreement shall be deemed representations and warranties made by such parties, respectively, to each other under this Agreement. The covenants, representations and warranties of the parties and the shareholders shall survive the Effective Date and all inspections, examinations or audits on behalf of the parties and the shareholders for a period of three years following the Effective Date.

                    ARTICLE 9

                   TERMINATION

     9.01. This Agreement may be terminaced and the merger herein provided for may be abandoned at any time prior to the Effective Date of the merger:

          (1) By mutual consent of the Board of Directors of the constituent corporations.

          (2) At the election of the Boards of Directors of either constituent corporation if:

               (a) The number of shareholders of either constituent corporation, or of both, dissenting from the merger shall be so large-as to make the merger, in the opinion of either such Board of Directors, inadvisable or undesirable.

               (b) Any material litigation or proceeding shall be instituted or threatened against either of the constituent corporations, or any of its assets, which in the opinion of either such Board of Directors, renders the merger inadvisable or undesirable.

               (c) Any legislation shall be enacted which, in the opinion of either such Board of Directors, renders the merger inadvisable or undesirable.

               (d) Between the date of this Agreement and the Effective Date of the merger, there shall have been, in the opinion of either such Board of Directors, any materially adverse change in the business or condition, financial or otherwise, of either constituent corporation.

     9.02 In the event an. election is made to terminate this Agreement and abandon the merger provided for herein:

          (1) The President or Vice President of the constituent corporation whose Board of Directors has made such election shall give written notice thereof to the other constituent corporation.

          (2) Upon the giving of such notice as provided in Subsection (1), this Agreement shall terminate and the proposed merger be abandoned and, except for payment of its own costs and expenses incident to this Agreement, there shall be no liability on the part of either constituent corporation as a result of such termination and abandonment.

                    ARTICLE 10

          INTERPRETATION AND ENFORCEMENT

     10.01 The Company hereby agrees that from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other actions as the Surviving Corporation may deem necessary or desirable in order to vest or perfect in, or conform of record or otherwise to, the Surviving Corporation title to and possession of all the property, rights, privileges, powers and franchises referred to in
Article 1 hereof, and otherwise to carry out the intent and purposes of this Agreement.

     10.02 Any notice or other communication required or permitted hereunder shall be properly given when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed:

          (1) In the case of the Company, to such person and address as the Company may furnish to Budget Opticals.

          (2) In the case of Budget Opticals, to such person and address as Budget Opticals may furnish to the Company.

     10.03 This instrument and the exhibits hereto contain the entire agreement between the parties with respect to the transaction contemplated hereby. It may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts together constitute only one and the same instrument.

     10.04 The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas, the state in which this Agreement is being executed.

     Executed on August 22, 1997 at Dallas, Texas.


               COMPANY:  EYEMAQ, INC.

                         By: /s/ GEORGE E. ORM, III
                         George E. Orm III, O.D.
                         President

      BUDGET OPTICALS:   BUDGET OPTICALS OF AMERICA, INC.

                         By: /s/ JAMES C. MELLON
                         James C. Mellon
                         President